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                                                                    EXHIBIT 2.1


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                      KASTAR SATELLITE COMMUNICATIONS CORP.
                            (A COLORADO CORPORATION)

                                      INTO

                      KASTAR SATELLITE COMMUNICATIONS CORP.
                            (A DELAWARE CORPORATION )

                    (Pursuant to Sections 103 and 253 of the
                General Corporation Law of the State of Delaware)


         KASTAR SATELLITE COMMUNICATIONS CORP., a Colorado corporation (the "Corporation"), DOES HEREBY CERTIFY:

         1. The Corporation is incorporated pursuant to the Colorado Business Corporation Act.

         2. The Corporation owns 100% of the outstanding shares of each class of capital stock of KaStar Satellite Communications Corp. a Delaware corporation (the "Subsidiary").

         3. The Board of Directors of the Corporation duly adopted the resolutions attached hereto as Annex A by unanimous written consent pursuant to
Section 7-108-202 of the Colorado Business Corporation Act effective May 20, 1999 adopting the Agreement and Plan of Merger attached hereto as Annex B providing for, among other things, the merger of the Corporation with and into the Subsidiary pursuant to Section 253 of the Delaware General Corporation Law and Section 7-111-104 of the Colorado Business Corporation Act (the "Merger"), with the Subsidiary surviving the Merger.

         4. The shareholders of the Corporation duly approved the Merger by unanimous written consent pursuant to Section 7-107-104 of the Colorado Business Corporation Act and the Corporation's Bylaws. The number of votes cast for the Merger by each voting group of the Corporation entitled to vote separately on the merger was sufficient for approval by such voting group.

         5. The Merger shall be effective upon the date of filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and the filing of articles of merger with the Colorado Secretary of State.



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         IN WITNESS WHEREOF, KaStar Satellite Communications Corp., a Colorado
corporation, has caused this Certificate of Ownership and Merger to be executed in its corporate name this 20th day of May, 1999.



                                                 KASTAR SATELLITE
                                                 COMMUNICATIONS CORP.



                                                 By: /s/ David M. Brown
                                                    ---------------------------
                                                 Name:  David M. Brown
                                                 Title: Vice-President


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                                     ANNEX A


         RESOLVED, that the Agreement and Plan of Merger dated May 20, 1999 providing for the merger of the Company [KaStar Satellite Communications Corp., a Colorado corporation] with and into KaStar Delaware [KaStar Satellite Communications Corp., a Delaware corporation], with the KaStar Delaware surviving the Merger, be and hereby is adopted and approved pursuant to Section 7-111-104 of the Colorado Business Corporation Act and Section 253 of the Delaware General Corporation Law; and

                  FURTHER RESOLVED, that the proper officers of the Company be and hereby are authorized and directed to execute and file articles of merger with the Colorado Secretary of State and a certificate of ownership and merger with the Delaware Secretary of State effecting the Merger and to take such further actions as may be necessary or desirable to carry out the Merger.

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                                                                        ANNEX B

                          AGREEMENT AND PLAN OF MERGER


         Agreement and Plan of Merger dated as of May 20, 1999 by and among KaStar Satellite Communications Corp., a Delaware corporation ("KaStar Delaware"), and KaStar Satellite Communications Corp., a Colorado corporation ("KaStar Colorado").

         The Board of Directors of KaStar Colorado deems it in the best interests of KaStar Colorado to reincorporate in the State of Delaware pursuant to a merger of KaStar Colorado with and into KaStar Delaware, a newly-formed Delaware corporation and a wholly-owned subsidiary of KaStar Colorado.

         THEREFORE, the parties agree as follows:

         1. Merger of KaStar Colorado and KaStar Delaware. At the Effective Time (as defined in Section 5 below), KaStar Colorado will be merged with and into KaStar Delaware pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the "DGCL") and Section 7-111-104 of the Colorado Business Corporation Act (the "CBCA"), with KaStar Delaware surviving the merger.

         2. Conversion of Securities. Pursuant to the merger, (i) each share of the no par value common stock of KaStar Colorado outstanding immediately prior to the Effective Time will be converted into 47,750 shares of the Series A Preferred Stock, $.001 par value, of KaStar Delaware, and (ii) each share of the Common Stock, $.001 par value, of KaStar Delaware outstanding immediately prior to the Effective Time shall be cancelled. As a result of the merger, the shareholders of KaStar Colorado will become the shareholders of KaStar Delaware. Until surrendered for exchange at the corporate offices of KaStar Delaware, certificates previously representing shares of common stock of KaStar Colorado shall be deemed for all corporate purposes to represent the number of shares of Series A Preferred Stock of KaStar Delaware resulting from the merger.

         3. Assumption of Option Plan. KaStar hereby assumes all obligations under and pursuant to KaStar Colorado's Employee Stock Option Plan and all Stock Option Agreements executed by KaStar Colorado. Pursuant to the merger and the term of such agreements, each option to acquire a share of the no par value common stock of KaStar Colorado will be converted into the option to acquire 47,750 shares of the Series A Preferred Stock, $.001 par value, of KaStar Delaware, and the exercise price for such each such share shall be reduced by dividing the exercise price in effect immediately before the merger by 47,450.

         4. Other Effects of the Merger. As of the Effective Time, the Certificate of




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Incorporation and by-laws of KaStar Delaware in effect immediately prior to the
Effective Time will be the Certificate of Incorporation and by-laws of the surviving corporation, and the directors and officers of KaStar Delaware in office immediately prior to the Effective Time shall be the directors and officers of the surviving corporation. The merger shall also have the other effects provided by the DGCL and the CBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property rights, privileges, powers and franchises of KaStar Colorado shall vest in KaStar Delaware, and all debts, liabilities and duties of KaStar Colorado shall become debts, liabilities and duties of KaStar Delaware.

         4. Corporate Approvals. This Agreement and Plan of Merger and the transactions contemplated hereby have been duly approved by the Board of Directors and shareholders of KaStar Colorado and KaStar Delaware.


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         5. Effective Time. The transactions contemplated by this Agreement shall be effective as of the date and time (the "Effective Time") as of which
(i) a certificate of ownership and merger shall have been filed with the Delaware Secretary of State pursuant to Section 253 of the DGCL, and (ii) articles of merger shall have been filed with the Colorado Secretary of State pursuant to Section 7-111-105 of the CBCA.

                                      *****

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the undersigned thereunto duly authorized.


                                       KASTAR SATELLITE COMMUNICATIONS
                                       CORP., a Colorado Corporation



                                       By: /s/ Thomas E. Moore
                                          -------------------------------------
                                          Thomas E. Moore, President


                                       KASTAR SATELLITE COMMUNICATIONS
                                       CORP., a Delaware corporation



                                       By: /s/ Thomas E. Moore
                                          -------------------------------------
                                          Thomas E. Moore, President